UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 18, 2016 (Date of earliest event reported)
Stellar Biotechnologies, Inc. (Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-54598 (Commission File Number)	N/A (IRS Employer Identification Number)

332 East Scott Street, Port Hueneme, California (Address of principal executive offices)		93041 (Zip Code)
(805) 488-2800 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 18, 2016, Dr. Catherine Brisson separated from employment as Chief Operating Officer of Stellar Biotechnologies, Inc. (the "Company").

(c) On October 24, 2016, the Company announced the appointment of Dr. Gregory T. Baxter as the Company's Executive Vice President of Corporate Development ("EVP") with primary responsibility for client development, customer relations and business development. In addition, Dr. Baxter will lead the expansion of the Company's production and manufacturing capabilities. Dr. Baxter will assume his position as EVP effective December 1, 2016 (the "Effective Date").

Since 2001, Dr. Baxter, 57, has been a Senior Scientist in the Department of Clinical Drug Development for CCS Associates Inc., a scientific research consulting firm specializing in technical and support services for clinical research, design strategies for preclinical studies, chemical information sciences and research and development support for translational science. His prior experience includes serving as Program Director for the National Science Foundation (NSF) Division of Industrial Innovation and Partnerships, Founder and CSO of Hurel Corporation, Founder and CEO of Aegen Biosciences and Research Scientist for Molecular Device Corporation. He also serves as Adjunct Associate Professor at Cornell University in the College of Chemical Engineering and on the Founders Board of Stanford University's StartX Med Program.

Until he assumes his responsibilities as EVP on the Effective Date, Dr. Baxter will continue to serve as a member and chairman of the Company's Scientific Advisory Board and as an independent director on the Company's Board of Directors (the "Board"), and on each of the (i) Audit Committee (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee (as Chairman), of the Board. Utilizing the definition of "independence" as that term is defined in the Securities Exchange Act of 1934 and under the NASDAQ Listing Rules, the Board has determined that Dr. Baxter will remain "independent" until he assumes his role as EVP.

There is no arrangement or understanding between Dr. Baxter and any other person pursuant to which he was selected as the EVP of the Company. There have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Dr. Baxter has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Dr. Baxter and any director or other executive officer of the Company.

Item 8.01. Other Events

On October 24, 2016, the Company issued a press release announcing the appointment of Dr. Gregory T. Baxter as EVP. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Stellar Biotechnologies, Inc. dated October 24, 2016

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2016	STELLAR BIOTECHNOLOGIES, INC. By: /s/ Kathi Niffenegger Kathi Niffenegger Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Stellar Biotechnologies, Inc. dated October 24, 2016